Exhibit 99.1

Name and address of each other reporting person:

Supernova Management LLC
1603 Orrington Avenue
13th Floor
Evanston, Illinois 60201

Designated Filer:  Magnetar Capital Partners LP
Issuer & Ticker Symbol:  Kintera Inc. [KNTA]

Date of Event Requiring Statement: 12/28/2007

Supernova Management LLC

By:  /s/ Alec N. Litowitz
   ------------------------------------
Name:  Alec N. Litowitz, its Manager
Date:  February 19, 2008

Alec N. Litowitz
c/o Magnetar Financial LLC
1603 Orrington Avenue
13th Floor
Evanston, Illinois  60201

Designated Filer:  Magnetar Capital Partners LP
Issuer & Ticker Symbol:  Kintera Inc. [KNTA]

Date of Event Requiring Statement: 12/28/2007


Alec N. Litowitz

/s/ Alec N. Litowitz
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Date:  February 19, 2008